UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 16, 2004


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
(State or other        (Commission File                (IRS Employer
jurisdiction of            Number)                      Identification
incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
              (Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number, including area code: (951) 351-3500

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))





Item 8.01. Other Events.

On December 16, 2004 Fleetwood Enterprises, Inc. issued a press release relating to a verdict in a lawsuit between Fleetwood Folding Trailers, Inc. and The Coleman Company, Inc. The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

     (a)  Inapplicable

     (b)  Inapplicable

     (c)  Exhibits

     99.1  Press release of Fleetwood Enterprises, Inc. dated December 16,
2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FLEETWOOD ENTERPRISES, INC.
                                   (Registrant)



Date:  December 17, 2004              By:   /s/  Leonard J. McGill
                                        ----------------------------
                                       Leonard J. McGill
                                       Senior Vice President and
                                       Chief Governance Officer


                                                              Exhibit 99.1

              VERDICT RETURNED IN COLEMAN VS.
              FLEETWOOD FOLDING TRAILERS CASE

Riverside, Calif., December 16, 2004 - Fleetwood Enterprises, Inc. (NYSE:
FLE), announced that the jury in the case between Fleetwood Folding Trailers, Inc. and The Coleman Company, Inc., today awarded monetary damages for Coleman in the amount of $5.2 million. The judge has the legal right to add punitive damages. A hearing on that issue is not expected until early January.

The original lawsuits included a claim by Fleetwood Enterprises, Inc. based on a "negative covenant," contained in Fleetwood's 1989 purchase agreement with Coleman. That claim was resolved in Fleetwood's favor last month, when the judge granted Fleetwood's request for a permanent injunction against Coleman prohibiting Coleman from licensing the Coleman name in the recreational vehicle industry. Today's decision does not affect Fleetwood's victory in that portion of the case.

"We are obviously disappointed with the jury's findings in this case, and we will begin considering our post-trial remedies immediately, which may include a motion for a new trial and an appeal," said Edward B. Caudill, President and Chief Executive Officer. "Nonetheless, the principal issue in this case in Fleetwood's estimation has always been that, if the Coleman name is going to be licensed in the RV industry, it must be with Fleetwood, and so we continue to be gratified with the judge's ruling in our favor on that issue."

About Fleetwood

Fleetwood Enterprises, Inc., is one of the nation's largest producers of recreational vehicles, from motor homes to travel and folding trailers, and is a leader in the building, retailing and financing of manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risks and uncertainties include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; continued acceptance of the Company's products; the potential impact on demand for Fleetwood's products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company's assets and liabilities; availability and pricing of raw materials; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the Company's ability to obtain financing needed in order to execute its business strategies.

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